                                                                [EXECUTION COPY]

                        MANAGEMENT STOCK PURCHASE
                       AND NON-COMPETITION AGREEMENT

         MANAGEMENT STOCK PURCHASE AND NON-COMPETITION AGREEMENT (the "Agreement"), dated as of June 7, 1994 by and among TNF HOLDINGS COMPANY, INC., a Delaware corporation ("TNF" or the "Company"), and each of the persons listed on Schedule A hereto (each hereafter referred to individually as a "Stockholder" and collectively as the "Stockholders").

         WHEREAS, TNF has been organized under the laws of the State of Delaware with an authorized capitalization of 5,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and 6,000,000 shares of Series A Convertible Preferred Stock, par value $1.00 per share ("Preferred Stock");

         WHEREAS, TNF has entered into a Purchase and Sale Agreement dated as of May 25, 1994 (as amended to date, the "Asset Purchase Agreement") with Odyssey Holding Inc., a Delaware corporation, and The North Face, a California corporation ("Old TNF"), relating to the acquisition (the "Acquisition") by TNF of certain assets and the assumption of certain liabilities of Old TNF;

         WHEREAS, TNF has entered into a Loan and Security Agreement, dated as of the date hereof, with Heller Financial, Inc. to provide for a secured $1,500,000 term loan and a secured $26,500,000 revolving credit facility, which may include a secured seasonal overadvance facility and which includes secured letters of credit and guaranties not to exceed $10,000,000 at any time outstanding;

         WHEREAS, TNF has entered into a Subordinated Note and Common Stock Purchase Agreement, dated as of the date hereof (the "Note and Common Stock Purchase Agreement"), with Whitney Subordinated Debt Fund, L.P., and concurrently with the closing of the Acquisition, TNF proposes to issue and sell thereunder a Subordinated Promissory Note and shares of Common Stock;

         WHEREAS, TNF has entered into a Preferred Stock Purchase Agreement, dated as of the date hereof, with Whitney 1990 Equity Fund, L.P. and J.H. Whitney & Co. ("J.H. Whitney"), and concurrently with the Acquisition, TNF proposes to issue and sell shares of Preferred Stock;

         WHEREAS, TNF has entered into the Goldwin Agreement (as defined in the Note and Common Stock Purchase Agreement); and

         WHEREAS, the Stockholders have determined that it is in their joint and mutual interest to invest in TNF, which shall, concurrently with the consummation of the transactions described herein, acquire certain assets and assume certain liabilities of Old TNF.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, it is agreed as follows:

1.  Issuance of Shares.

         (a) Purchase and Sale of Shares. Each Stockholder hereby agrees to purchase from TNF, and TNF hereby agrees to sell to each Stockholder, the number of shares of Common Stock set forth on Schedule A opposite such Stockholder's name for a subscription price (the "Subscription Price") of $1.00 per share.
The shares of Common Stock so subscribed for by the Stockholders are hereinafter sometimes referred to collectively as the "Shares."

         (b) Closing. The closing of the purchase and sale of the Shares as provided in Section 1(a) shall take place with the closing of the transactions contemplated by the agreements referred to in the recitals set forth above, and TNF agrees to provide to the Stockholders prior to such closing such information, financial and otherwise, regarding TNF and Old TNF, and their respective businesses as the Stockholders shall reasonably request; provided that the issuance of the Shares and the purchase thereof by the Stockholders shall be deemed to be an acknowledgment by the Stockholders of the receipt from TNF of such information. The obligation of the Company to consummate the sale contemplated hereby is conditioned on the Stockholders entering into the Securityholders Agreement (as defined in the Note and Common Stock Purchase Agreement).

2.  Representations and Warranties of the Parties.

         (a) Each Stockholder hereby represents that he has full power to enter into this Agreement and the Securityholders Agreement, consummate the transactions contemplated hereby and perform his obligations hereunder and thereunder, and that this Agreement and the Securityholders Agreement is enforceable against him in accordance with its terms.

         (b) TNF hereby represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) it has full power to own and lease its properties and to conduct its business as presently conducted; (iii) the execution, delivery and performance of this Agreement by TNF has been duly authorized; (iv) the execution and delivery of this Agreement and the consummation by TNF of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Shares (as defined below) does not and will not conflict with, violate or cause a default, or an event that, with the giving of notice or lapse of time or both, would constitute a default, under TNF's Certificate of Incorporation, its By-Laws, or any agreement, instrument, law, rule or regulation to which TNF is a party or by which TNF or its properties are bound;
(v) the Shares will constitute, as of the closing of the purchase and sale thereof, ten percent (10%) of the voting power of TNF's issued and outstanding capital stock (excluding any Restricted Shares, as such term is defined in the Securityholders Agreement); and (vi) there are, as of the date hereof, no options, warrants or other rights to acquire capital stock or other equity interests of TNF, nor are there outstanding securities convertible into capital stock or other equity interests of TNF, other than the Preferred Stock and the Management Options (as defined in the Note and Common Stock Purchase Agreement).

3.  Certain Repurchase Rights.

         (a) The parties acknowledge and agree that the Company's determination to enter into this Agreement and consummate the Acquisition was induced, in part, by the commitment by the Stockholders to continue their employment with TNF for at least one (1) year from the date hereof and by the Stockholders entering into this Agreement (including,


                                          3

without limitation, making the covenants set forth in Section 6 hereof), and that the damages incurred by the Company if a Stockholder's employment with the Company resigns or is terminated within such one (1) year period, or a Stockholder violates the terms of Section 6 of this Agreement, may be difficult or impossible to ascertain. The parties therefore agree that if a Stockholder resigns or is terminated by the Company for cause within such one (1) year period, or a Stockholder violates the terms of Section 6 hereof, the Company shall have the right (exercisable by notice to such Stockholder given within six months of the date of his resignation, termination or violation, as applicable) to require such Stockholder to sell to the Company all the Shares then owned by him. If such purchase is from a Stockholder who resigned or was terminated for cause (other than pursuant to clause 3(b)(v)), the purchase price payable by the Company for such Shares shall equal the fair market value thereof, determined by the Company's Board of Directors in its good faith judgment, as of the date of such resignation or termination; if such purchase is from a Stockholder who violated the terms of Section 6 hereof, the purchase price payable by the Company for such Shares shall equal the price per share paid by such Stockholder for the Shares purchased hereunder. The closing of any sale pursuant to this Section 3 shall take place at a date mutually acceptable to the Company and such Stockholder no later than 30 days after notice from the Company.

         (b) For the purposes of this Section 3, "Cause" shall mean, with respect to a Stockholder, any of the following: (i) such Stockholder's indictment for, or commission or conviction of, any crime or offense involving monies or other property, any felony crime or offense or any crime or offense of moral turpitude; (ii) such Stockholder's indictment or becoming a defendant for, or commission or conviction of, fraud or embezzlement; (iii) such Stockholder's breach of any of his fiduciary duties to the Company and its subsidiaries or the Company's stockholders, or making of a willful misrepresentation or omission which breach or misrepresentation or omission could reasonably be expected to materially adversely effect the business, operations, condition or prospects of the Company or any of its subsidiaries;
(iv) the willful and continual neglect or failure to discharge his duties or responsibilities or obligations prescribed by the Company's Board of Directors; or (v) such Stockholder's violation of any noncompetition or

                                          4

confidentiality agreement with the Company or any of its subsidiaries, including without limitation Section 6 hereof.

         (c) On any closing date under Section 3, a Stockholder shall deliver to the Company, against payment of the applicable purchase price in cash, the certificate or certificates representing the Shares, duly endorsed for transfer with all requisite transfer taxes paid and stamps affixed. TNF may require the delivery on the applicable closing date of such consents to transfer, and certificates and opinions of counsel as may be reasonably appropriate in connection with the transfer of any of the Shares. On the applicable closing date, all right, title and interest in the Shares being sold shall be conveyed to TNF, free and clear of all liens, claims and encumbrances, and the transferring Stockholder shall thereafter cease to be, and shall have no rights, as a shareholder of TNF and shall have no rights under this Agreement.

         (d) The Company may in its sole discretion elect to effectuate a repurchase pursuant to this Section 3 or pursuant to Section 5 of the Securityholders Agreement dated as of the date hereof between the Company and the other parties thereto to the extent that either provision would be applicable.

4.  Investment Intent.

         (a) Each Stockholder represents and warrants to TNF that: he is acquiring the Shares for his own account, for investment only and not with a view toward the resale or distribution thereof; that he understands that the Shares are not registered under the Securities Act of 1933, as amended and that such Shares may not be sold, unless they are subsequently registered or an exemption from registration is available; he understands and agrees that TNF is under no obligation to register the Shares or take any step to enable him to secure an exemption from registration; and he may, therefore, be required to bear the economic risk of his investment for an indefinite period of time.

         (b) Each Stockholder further acknowledges that he is thoroughly familiar with TNF and Old TNF, their respective businesses, operations and financial conditions, that he has received and reviewed all documents, records and


                                          5

books pertaining to TNF and Old TNF, requested by him and any person he has retained to advise him with respect to this investment and that he and such persons have been supplied with such additional information concerning this investment as he or they have requested. Each Stockholder represents that by reason of his business and financial experience, and the business and financial experience of those persons he has retained to advise him with respect to this investment in TNF, he, together with his advisors, has such knowledge and experience in business and financial matters that he is capable of evaluating the merits and risks of the prospective investment in TNF. Each Stockholder further represents that he is able to bear the risk of loss of his entire investment.

5.  Inventions and Patents.

         Each Stockholder agrees that all Confidential Information (as defined in Section 6(b)(iv)) of the Company and its subsidiaries (collectively, the "Companies") conceived, discovered or made by him and his interest in any copyright, trademark, patent or patent application during his employment by the Company or within six months thereafter belong to the Company. Each Stockholder will promptly disclose such Confidential Information to the Company to establish and confirm such ownership, including executing any copyright assignment or other instrument as the Company may deem reasonably necessary to evidence, establish, maintain, protect, enforce or defend any and all of the Company's interests under this Section 5.

6.  Non-Competition; Non-Interference; and Non-Disclosure.

         (a) For purposes of this Agreement, (i) the term "business" refers to any of the businesses conducted or proposed to be conducted by the Companies at any time during a Stockholder's employment by the Company or within the period of six months thereafter, including, but not limited to, manufacturing, distributing, purchasing, sourcing or selling (wholesale or retail) of technical and high-performance outerwear, mountaineering or camping equipment, skiwear or accessories related thereto and (ii) the term "Market" refers to any and every county in the United States of America and the United Kingdom and each similar jurisdiction in any other country in which the Business is conducted or proposed to be conducted at any time during


                                          6

such Stockholder's employment or the period of six months thereafter.

         (b) Each Stockholder acknowledges that the services to be provided by him to the Company are unique and that their loss would cause irreparable injury to the Company. In order to induce the Company to enter into this Agreement, each Stockholder covenants and agrees that:

         (i) During the period commencing on the date hereof and ending on the later of (x) the fifth anniversary of the date hereof or (y) three years after the termination of such Stockholder's employment with the Company (the "Restricted Period"), neither such Stockholder nor any entity of which 5% or more of the beneficial ownership or 5% or more of the controlling interest is held by such Stockholder or a related family member, or controlled by such Stockholder or a related family member ("Entity"), will, anywhere in the Market, directly or indirectly, own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, director, officer, "Key Employee" (defined herein to include any person who is employed in a management, executive, supervisory, marketing, sales or sourcing capacity for another person), joint venturer, investor or other participant, in any business which competes, directly or indirectly, with the Business ("Competitive Business") without regard to (A) whether the Competitive Business has its office, manufacturing or other business facilities within or without the Market, (B) whether any of the activities of such Stockholder referred to above occur or are performed within or without the Market or (C) whether such Stockholder resides, or reports to an office, within or without the Market.

         (ii) During the Restricted Period, neither a Stockholder nor any Stockholder Entity will directly or indirectly solicit, induce or influence any customer, supplier, lender, lessor or any other person which has a business relationship with any of the Companies, at any time during the Restricted Period, to discontinue or reduce the extent of such relationship with any of the Companies.


                                          7

         (iii) During the Restricted Period, neither a Stockholder nor any Stockholder Entity will (i) directly or indirectly recruit, solicit or otherwise induce or influence any employee or sales agent of any of the Companies to discontinue such employment or agency relationship with any of the Companies, or (ii) employ or seek to employ, or cause or permit any Competitive Business to employ or seek to employ for any Competitive Business, any person who is then (or was at any time within six months prior to the date such Stockholder or the Competitive Business employs or seeks to employ such person) employed by the Companies. Nothing herein shall prevent such Stockholder from providing a letter of recommendation to an employee with respect to a future employment opportunity.

         (iv) During the Restricted Period and thereafter, neither a Stockholder nor any Stockholder Entity will, directly or indirectly, disclose to anyone, or use or otherwise exploit for such Stockholder's or any Stockholder Entity's own benefit or for the benefit of anyone other than the Companies, any confidential information, including, without limitation, any "know-how," trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, acquisition plans of the Companies related to the business or any portion or phase of any scientific or technical information, ideas, discoveries, designs, computer programs (including source or object codes), process, procedure, formula or improvement of the Companies that is valuable and not generally known to the competitors of the Companies whether or not in written or tangible form, and including all memoranda, notes, plans, reports, records, documents and other evidence thereof (hereinafter referred to as "Confidential Information"). The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to information that becomes generally available to the public other than as a result of a disclosure by such Stockholder or a Stockholder Entity or any agent or other representative thereof. Neither such Stockholder nor any Stockholder Entity shall have any obligation hereunder to keep confidential any Confidential Information if and to the


                                          8

         extent disclosure of any thereof is required by law, or determined in good faith by such Stockholder to be necessary to comply with any legal or regulatory order, regulation or requirement, such Stockholder or Stockholder Entity concerned shall provide the Companies with prompt notice of such requirement, prior to making any disclosure, so that the Companies may seek an appropriate protective order. At the request of the Company, each Stockholder agrees to deliver to the Company, at any time during the Restricted Period, or at the termination or expiration thereof, all Confidential Information which he may possess or control.

7.  Notice.

         Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered personally, or sent by certified or registered mail as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

If to any Stockholder, at his address set forth on Schedule A.

If to the Company:        The North Face
                          999 Harrison Street
                          Berkeley, California 94710
                          Attention: President

         Any such notices shall be deemed to be given on the date delivered or mailed in the manner provided above.

8.  Validity.

         If for any reason any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

9.  Severability.

         Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any


                                          9

provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under such applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any jurisdiction as if such invalid, illegal or unenforceable provision had never been, contained herein. If any court determines that any provision of
Section 7 hereof is unenforceable because of the duration or scope of such provision, such court shall have the power to reduce the scope or duration of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

10. Waiver of Breach; Specific Performance.

         The waiver by the Company or a Stockholder of a breach of any provision of this Agreement by the other party shall not operate, or be construed, as a waiver of any other breach of such other party. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

11. Assignment; Third Parties.

         No Stockholder may assign, transfer, pledge, encumber or otherwise dispose of this Agreement or any of his respective rights or obligations hereunder, without the written consent of the Company. The Company may assign, transfer, pledge, encumber or otherwise dispose of its rights, but not its obligations, hereunder, without the consent of the Stockholders.

12. Entire Agreement.

         This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral,


                                          10

with respect thereto.

13. Amendments.

         This Agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

14. Remedies Cumulative.

         No remedy herein conferred upon the Company (including, but not limited to, its rights under Section 3 hereof) is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

15. GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT NO DOCTRINE OR CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF NEW YORK. NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON.

16. ARBITRATION.

         ANY DISPUTE BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY CLAIM UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934, ANY OTHER STATE OR FEDERAL LAW RELATING TO SECURITIES OR FRAUD OR BOTH, THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, OR FEDERAL OR STATE COMMON LAW, SHALL BE SUBMITTED TO AND RESOLVED EXCLUSIVELY PURSUANT TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN NEW YORK CITY AND SHALL BE


                                          11

SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF NEW YORK. SUCH ARBITRATION SHALL BE CONDUCTED BY THREE ARBITRATORS, ONE OF WHOM SHALL BE SELECTED BY THE STOCKHOLDER(S), ONE OF WHOM SHALL BE SELECTED BY THE COMPANY, AND THE THIRD OF WHICH SHALL BE SELECTED BY THE OTHER TWO ARBITRATORS. DECISIONS PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES.

         NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EITHER PARTY MAY SEEK INTERIM OR PROVISIONAL RELIEF, IN THE FORM OF A TEMPORARY RESTRAINING ORDER, PRELIMINARY INJUNCTION OR OTHER INTERIM EQUITABLE RELIEF CONCERNING ANY DISPUTE IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY; PROVIDED, HOWEVER,
THAT ONCE THE SELECTION OF THE ARBITRATORS IS COMPLETE, THE CONTINUATION, TERMINATION, AMENDMENT OR MODIFICATION OF THE INTERIM OR PROVISIONAL RELIEF SHALL BE DETERMINED BY THE ARBITRATORS AND, AFTER AN ARBITRATION PROCEEDING IS COMMENCED, THE ACTION, SUIT OR PROCEEDING COMMENCED IN SUCH COURT SEEKING SUCH INTERIM OR PROVISIONAL RELIEF SHALL BE DISMISSED BY THE STIPULATION OF BOTH PARTIES. IN THE EVENT THAT THE PARTIES FAIL TO STIPULATE TO THE DISMISSAL OF THE ACTION, THE PARTIES HEREBY AGREE THAT THE ARBITRATOR(S) MAY SUBMIT A STIPULATION DISMISSING THE ACTION. THE ARBITRATOR(S) MAY CONDUCT ANY HEARINGS OR ORDER ANY DISCOVERY THEY DEEM NECESSARY TO PROPERLY REVIEW THE INTERIM OR PROVISIONAL RELIEF.


                                          12

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

                                       TNF HOLDINGS COMPANY, INC.



                                       By /s/ Marsden S. Cason
                                          -------------------------------------
                                            Name: Marsden S. Cason
                                            Title:   President


                                          /s/ Marsden S. Cason
                                          -------------------------------------
                                         Marsden S. Cason


                                           /s/ William A. McFarlane
                                          -------------------------------------
                                         William A. McFarlane


                                     13

                                SCHEDULE A



                                                  Number of Shares
                                                  of Common Stock
        Name and Address of                       Issued as of the
           Stockholder                              Closing Date
        -------------------                       ---------------------
Marsden S. Cason                                      63,937.5
33 Normandie Terrace
San Francisco, CA 94115

William A. McFarlane                                  63,937.5
1606 Martin Avenue
Pleasanton, CA 94566

                                                   ---------------

Total:                                                 127,875

AMENDMENT NO. 1 DATED AND EFFECTIVE AS OF JUNE 22,1995 ("Amendment No. 1") TO MANAGEMENT STOCK PURCHASE AND NON-COMPETITION AGREEMENT (the "Agreement") DATED AS OF JUNE 7, 1994, AMONG THE NORTH FACE, INC. (formerly named "TNF Holdings Company, Inc."), MARSDEN S. CASON, AND WILLIAM A. MCFARLANE.

This Amendment No. 1 is entered into among the parties named above and William N. Simon ("Simon"). Capitalized terms used but not defined below shall have the meanings given them in the Agreement.

1. Additional Party. For purposes of Sections 3 through and including 16 of the Agreement, William N. Simon shall be a Stockholder in addition to Marsden
S. Cason and William A. McFarlane and shall have the rights and obligations of a Stockholder under those sections of the Agreement, provided that for purposes of Section 3, (i) the parties acknowledge that Simon has completed more than one (1) year of employment by the Company; and (ii) the "Shares" owned by Simon which shall be subject to the repurchase provisions of Section 3 in the event he violates the terms of Section 6 shall consist of (A) the first 63,938 shares of the Company's Common Stock issued to him pursuant to that certain Nonqualified Stock Option Agreement (the "Option Agreement") dated as of the date hereof, plus (B) if fewer than 63,938 shares have been issued to him pursuant to the Option Agreement, non-forfeitable shares which are then subject to the Option Agreement which, when added to any such issue shares, total 63,938 shares, and (iii) if the Company is entitled to repurchase shares from Simon under clause (ii) above which have not then been issued, the Company shall be entitled unilaterally to cancel the Option Agreement as to the up to 63,938 non-forfeitable shares subject to the provisions of clause (ii) above, without any payment to Simon.

2. General. This Amendment No. 1 is duly approved and executed in accordance with Section 11(i) of the Agreement, and, except as specifically set forth above, all covenants, terms, provisions and conditions of the Agreement are, and shall remain, in full force and effect. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law of such state, and may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

THE NORTH FACE, INC.

By /s/ Marsden S. Cason
  -----------------------
    Marsden S. Cason

/s/ Marsden S. Cason        /s/ William A. McFarlane    /s/ William N. Simon
- -------------------------   ------------------------    --------------------
MARSDEN S. CASON            WILLIAM A. McFARLANE        WILLIAM N. SIMON


                                          1